UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2020

MAUI LAND & PINEAPPLE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Hawaii	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
200 Village Road, Lahaina, Maui, Hawaii 96761 (Address of principal executive offices) (Zip Code)

(808) 877-3351

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without Par Value	MLP	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Chief Financial Officer

On April 30, 2020, Maui Land & Pineapple Company, Inc. (Company), issued a press release announcing the decision of the Board of Directors (Board) to appoint Michael Hotta as Chief Financial Officer, effective May 26, 2020. Mr. Hotta will also serve as the Company’s Principal Financial Officer. A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K.

Mr. Hotta has more than 25 years of accounting and financial management experience in real estate, hospitality, and food and beverage industries. Prior to joining the Company, he served as Chief Operating Officer of DK Restaurants in Honolulu, Hawaii since January 2020 and Controller of JD Painting Inc. in Honolulu, Hawaii from April 2014 to January 2020. Mr. Hotta received his bachelor's degrees in General Management and Accounting from Purdue University. Upon graduation, Mr. Hotta began his professional career as an auditor at Deloitte & Touche LLP in Maui, Hawaii, where he worked from 1993 to 1997.

In connection with Mr. Hotta’s appointment as Chief Financial Officer, the Company and Mr. Hotta entered into an employment agreement (Employment Agreement). Pursuant to the terms of the Employment Agreement, Mr. Hotta will receive an annual base salary of $190,000 and is eligible to receive annual and long-term incentive compensation. Payment of incentive compensation is payable in common stock of the Company and based on achieving predetermined thresholds under performance measurements established by the Board’s Compensation Committee.

The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Employment Agreement.

There are no family relationships between Mr. Hotta and any director or executive officer of the Company or its subsidiaries.

ITEM 8.01. OTHER MATERIAL EVENTS

In April 2020, the Company executed a promissory note with a lender (Lender) and received loan proceeds of $246,500 pursuant to the Paycheck Protection Program (PPP) established by the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) and administered by the U.S. Small Business Administration (SBA). Terms of the unsecured loan include a fixed interest rate of 1.0% per annum, maturity date of two years, and no prepayment penalties. Under the CARES Act, PPP loans may be forgiven to the extent proceeds are used to cover documented payroll, mortgage interest, rent and utility costs over an eight-week measurement period.

On April 23, 2020, the United States Treasury Department and SBA issued new guidance related to the PPP. In response to this new guidance, the Company returned the entire amount of the loan to the Lender.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
99.1	Maui Land & Pineapple Company, Inc. Press Release dated April 30, 2020.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: May 1, 2020	By:	/s/ WARREN H. HARUKI
Warren H. Haruki
Chairman and Chief Executive Officer